EXHIBIT 1



                            MEADWESTVACO CORPORATION
                            (a Delaware Corporation)


                                 Debt Securities


                             UNDERWRITING AGREEMENT


                                                               November 18, 2002


J.P. MORGAN SECURITIES INC.
BNY CAPITAL MARKETS, INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
SALOMON SMITH BARNEY INC.
c/o
J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, NY  10017-2070


Dear Sirs:

     MeadWestvaco Corporation, a Delaware corporation (the "Company"), proposes to issue and sell up to $300,000,000 aggregate principal amount of its debt securities (the "Debentures") in one or more fixed price offerings on terms determined at the time of sale. The Debentures and any related Guarantees (as defined below) will be issued under an indenture dated as of April 2, 2002 (the "Indenture") between the Company, the Guarantors (as defined below) and The Bank of New York, as Trustee. Each issue of Debentures may vary as to aggregate principal amount, maturity date, interest rate or rates and timing of payments thereof, redemption provisions and sinking fund requirements, if any, and any other variable terms which the Indenture contemplates may be set forth in the Debentures as issued from time to time. The Debentures may be guaranteed and if so such Guarantees (the "Guarantees" and together with the Debentures, the "Securities") will be unconditional and made on a joint and several basis by the Guarantors named in Schedule I hereto (the "Guarantors" and, together with the Company, the "Issuers"), as provided in the Indenture.

     Each underwritten offering of Securities will be made through you or through an underwriting syndicate managed by you. Whenever the Issuers determine to make such an offering of Securities, they will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters", which term shall include you whether acting alone in the sale of Securities or as members of an underwriting syndicate). The Terms Agreement relating to each offering of Securities shall specify the principal amount of Securities to be issued and their terms not otherwise specified in the Indenture, the names of the Guarantors (if any), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Securities which each severally agrees to purchase, the names of such other Underwriters, if any, acting as co-managers with you in connection with such offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, any delayed delivery arrangements and the time and place of delivery and payment. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Issuers. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.

     The Issuers have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-84060) relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act") and have filed such amendments thereto as may have been required to the date hereof. Such registration statement as amended has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement as amended and the prospectus relating to the sale of Securities by the Issuers constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a supplement to the Prospectus prepared pursuant to Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates.

     Section 1. Representations and Warranties. The Issuers, jointly and severally, represent and warrant to you as of the date hereof, and to each Underwriter named in a Terms Agreement as of the date thereof (in each case the "Representation Date"), as follows:

          (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1), of the Trustee under the Indenture.

          (b) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.



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

          (c) The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the Regulations.

          (d) The financial statements incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, during the periods involved.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no material transactions entered into by the Company and its subsidiaries considered as one enterprise, other than those in the ordinary course of business.

          (f) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound; and the execution and delivery of this Agreement, the Indenture and each Terms Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, the certificate of incorporation or by-laws of any of the Issuers or any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any of its subsidiaries is a party or by which any of them may be bound, by any law, administrative regulation or court decree.

          (g) The Indenture has been duly authorized and executed by each of the Issuers and, when delivered pursuant to the provisions of this Agreement, will constitute the valid and legally binding obligation of each of the Issuers enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights.

          (h) The Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, each of the Debentures and the Guarantees will constitute valid and legally binding obligations of its respective issuer enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights and will be entitled to the benefits provided by the Indenture, which will be substantially in the form heretofore delivered to you.

          (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by any of the Issuers of their obligations hereunder, in connection with the offering, issuance or sale by the Issuers of the Securities hereunder or the consummation by the Issuers of the transactions contemplated by this Agreement to be performed by it or for the performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act, the 1939 Act, the 1934 Act or the Regulations or state securities laws.



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

     Any certificate signed by any officer of the Company and delivered to you or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

     Section 2. Purchase and Sale. The several commitments of the Underwriters to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M., New York City time, on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds in accordance with the Company's instructions against delivery to you for the respective accounts of the Underwriters of the Securities to be purchased by them. Such Securities shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time. Such Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to Closing Time.

     If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity of performance of Delayed Delivery Contracts.

     You are to submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Securities to be covered by each such Delayed Delivery Contract.

     The principal amount of Securities agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Securities covered by Delayed Delivery Contracts as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total amount of Securities covered by the applicable Terms Agreement, less the principal amount of Securities covered by Delayed Delivery Contracts.



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

     Section 3. Covenants of the Company. The Issuers covenant with you, and with each Underwriter participating in the applicable offering of Securities, as follows:

          (a) Immediately following the execution of each Terms Agreement, the Issuers will prepare a Prospectus Supplement setting forth the principal amount of Debentures covered thereby and the terms of the Securities not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Debentures which each severally has agreed to purchase, the names of any Underwriters acting as co-managers with you in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Issuers will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will use their best efforts to furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Underwriters shall reasonably request, prior to 10:00 A.M. New York City time on the business day next succeeding the date of the applicable Terms Agreement. Thereafter, the Issuers will furnish to the Underwriters as many copies of the Prospectus and the Prospectus Supplement as the Underwriters may from time to time reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Issuers, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Issuers will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

          (c) The Company will make generally available to its security holders, in each case as soon as practicable, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act), covering (i) a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement and
     (ii) a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the date of each Terms Agreement and each filing under the 1934 Act of an annual report of the Company on Form 10-K.

          (d) The Issuers will give you notice of their intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act, or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form in which you or your counsel shall reasonably object.

          (e) The Issuers will notify each of you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for addi-tional information, and (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Issuers will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (f) The Issuers will deliver to you as many copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request and will also deliver to you a copy of the Registration Statement and each amendment thereto for each of the Underwriters.

          (g) The Issuers will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Issuers shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer of securities in any jurisdiction in which they are individually not so qualified. In each jurisdiction in which the Securities have been qualified as above provided, the Issuers will file such statements and reports as may be required by the laws of such jurisdiction.

          (h) The Issuers, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

          (i) Between the date of any Terms Agreement and termination of any trading restrictions as notified by you to the Company or Closing Time, whichever is later, with respect to the Securities covered thereby, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company with a maturity of more than one year, including additional Debentures.

          (j) The Company will for a period of five years from the effective date of the Registration Statement furnish direct to you and to each Underwriter participating in the applicable offering of Securities, upon request, as soon as the same shall be sent to stockholders, copies of any annual or interim reports of the Company to its stockholders, and it will also furnish you, upon request, the following:

               (1) as soon as available, copies of any report which the Company shall file with the Commission or mail to stockholders; and

               (2) such other information as you may reasonably request which affects the holders of the applicable Securities.

     Section 4. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy of and compliance with the representations and warranties of the Issuers herein contained, to the accuracy of the statements made in any certificate furnished on behalf of the Issuers pursuant to the provisions hereof, to the performance by the Issuers of its obligations hereunder and to the following conditions:

          (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by any nationally recognized securities rating



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

     agency to any debt securities or preferred stock of the Company as of the date of the applicable Terms Agreement shall not have been lowered since that date nor shall any such rating agency have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities or preferred stock and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b) At the applicable Closing Time you shall have received:

               (1) The favorable opinion, dated as of the applicable Closing Time of Wendell L. Willkie, II, Esq., Senior Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to such of you as may be named in the applicable Terms Agreement, to the effect that:

                    (i) Each of the Issuers has been incorporated in accordance with, and is validly existing as a corporation in good standing under its respective jurisdictions of organization.

                    (ii) Each of the Issuers has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                    (iii) Each of the Issuers is qualified as a foreign
               corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification; and each wholly-owned subsidiary of the Company has been organized in accordance with, and is validly existing and in good standing under, the laws of its jurisdiction of incorporation.

                    (iv) This Agreement, the applicable Terms Agreement, and the
               Delayed Delivery Contracts, if any, have been authorized, executed and delivered by each of the Issuers.

                    (v) The Indenture has been authorized, executed and
               delivered by each of the Issuers and constitutes the valid and binding agreement of each of the Issuers, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights.

                    (vi) The Securities covered by the applicable Terms
               Agreement are in the form contemplated by the Indenture, have been authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment pursuant to this Agreement, as supplemented by the applicable Terms Agreement, each of the Debentures and the Guarantees will constitute valid and binding obligations of its respective issuer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and will be entitled to the benefits of the Indenture.



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

                    (vii) The Indenture and the Securities covered by the
               applicable Terms Agreement conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement.

                    (viii) The Indenture is qualified under the 1939 Act.

                    (ix) The Registration Statement is effective under the 1933
               Act and, to the best of the knowledge and information of such counsel, no proceedings for a stop order have been instituted or threatened under Section 8(d) of the 1933 Act.

                    (x) The Registration Statement (other than the financial
               statements included therein, as to which no opinion need be rendered) appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act, and the Regulations, and nothing has come to the attention of such counsel that would lead such counsel to believe that the Registration Statement, at the time it became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as amended or supplemented at Closing Time, contained or contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (xi) Each document, if any, filed pursuant to the 1934 Act
               (other than the financial statements included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus, appeared on its face to be appropriately responsive when so filed in all material respects with the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations").

                    (xii) To the best of the knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, leases or other documents of a character required to be filed as exhibits to the Registration Statement other than those filed or incorporated by reference as exhibits to the Registration Statement.

                    (xiii) To the best of the knowledge and information of such counsel, there are no legal or governmental proceedings pending against any of the Issuers or any of their subsidiaries which are required to be disclosed in the Registration Statement, other than those discussed therein, and the information set forth therein to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct; and

                    (xiv) The issuance of the Securities by the Issuers and the compliance by the Issuers with their other obligations under this agreement will not conflict with or result in a breach of (i) any applicable law, administrative regulation or court decree binding upon the Issuers, (ii) the certificate of incorporation or by-laws of any of the Issuers, or (iii) any of the terms, conditions or provisions of any agreement or instrument actually known to such counsel to which any of the Issuers or any of their subsidiaries is a party or constitute a default under any such agreement or instrument.

               (2) The favorable opinion or opinions, dated as of the applicable Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to the matters set forth in (i) and (iv) to
          (x), inclusive, of subsection (b)(1) of this Section.

          (c) At the applicable Closing Time (i) there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement and other than as contemplated therein, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there shall not have been subsequent to the date of the applicable Terms Agreement any transactions entered into by any of the Issuers or any of their subsidiaries other than transactions in the ordinary course of business or transactions referred to in the Registration Statement or transactions which are not material in relation to the Issuers and their subsidiaries considered as one enterprise; (iii) since the date of the applicable Terms Agreement none of the Issuers nor any of their subsidiaries shall have sustained a loss of, or damage to, its properties (whether or not insured) which would materially adversely affect the business, operations, financial condition or income of the Issuers and their subsidiaries considered as one enterprise; (iv) except as otherwise stated in the Registration Statement and Prospectus, no action, suit or proceeding, at law or in equity, shall be pending, or to the knowledge of any of the Chairman, President and Chief Executive Officer, an Executive Vice President, or a Senior Vice President (each a "Senior Officer") of the Company, threatened in writing against or affecting the Company or any of its subsidiaries, and no proceedings shall be pending, or to the knowledge of any Senior Officer of the Company, threatened in writing against the Company or any of its subsidiaries before or by any governmental commission, board or other administrative agency, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, operations, financial condition or income of any of the Issuers and their subsidiaries considered as one enterprise; and (v) each of the representations and warranties contained in Section 1 hereof shall be true and correct with the same effect as though the Closing Time were a Representation Date. Compliance with the provisions of (i) to (iv), inclusive, of this subsection shall be evidenced by a certificate of a Senior Officer of the Company delivered to you at such Closing Time. Such certificate shall also state that the other representations and warranties contained in Section 1 hereof are true and correct with the same effect as though such Closing Time were a Representation Date.

          (d) You shall have received from the Company's independent public accountants a letter, dated as of the applicable Closing Time and delivered at such time, in form heretofore agreed to (based upon the draft letter heretofore delivered).

          (e) At the applicable Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained and all proceedings taken by each of the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

          (f) The Issuers shall have complied with the provisions of Section 3(a) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of the applicable Terms Agreement.

     If any of the conditions specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by such of you as may be named in such Terms Agreement by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

     Section 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the registration statement and all amendments thereto, and the printing of this Agreement and each Terms Agreement, (ii) the preparation, issuance and delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants related to the registration statement and prospectus and all amendments or supplements thereto, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the registration statement and all amendments thereto, of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Survey and Legal Investment Survey to be prepared by counsel for the Underwriters, (vii) the fees of rating agencies and (viii) the fees and expenses, if any, incurred in connection with the listing of the Securities on the New York Stock Exchange.

     If a Terms Agreement is terminated by such of you as are named therein in accordance with the provisions of Section 4 or clause (i) of Section 9, the Issuers shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     Section 6. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in a preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any Guarantor, as the case may be, by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or was made in reliance upon the Form T-1 of the Trustee under the Indenture;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever contemplated by this Section, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever which, in any such case, is based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company or any Guarantor, as the case may be; and

          (iii) against any and all expense whatsoever, as incurred (other than any fees and expenses of counsel described in the fourth and fifth sentences of subsection (c) of this Section 6) reasonably incurred in investigation preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     (b) Each Underwriter severally agrees to indemnify and hold harmless each of the Issuers, each of their respective officers who signed the Registration Statement, and each of their respective directors and each person, if any, who controls such Issuer within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Issuers, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or a preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Issuers in writing by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unavailable to the Underwriters other than in accordance with its terms, the Issuers and the Underwriters of each offering of Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Issuers and one or more of such Underwriters in respect of such offering in such proportions as will reflect the relative benefits from the offering of such Securities received by the Issuers on the one hand and by such Underwriters on the other hand; provided, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Underwriters of the relevant offering of Securities on the other hand. If the Securities are offered by Underwriters at an initial public offering price set forth in a Prospectus Supplement, the relative benefits shall be deemed to be such that the Underwriters shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing in such Prospectus Supplement bears to the initial public offering price appearing therein and the Issuers shall be responsible for the balance. The relative fault, if applicable, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Issuers, each officer of the Issuers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Issuers. The Underwriters' obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments as set forth in the applicable Terms Agreement, and not joint.

     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of any of the Issuers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of any of the Issuers, and shall survive delivery of any Securities to the Underwriters.

     Section 9. Termination. This Agreement may be terminated for any reason at any time by either the Company or you upon giving of thirty days' written notice of such termination to the other party hereto. You may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (ii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement; (iii) if trading in the Common Stock of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a general moratorium on commercial banking activities has been declared by either Federal or New York State authorities or a material disruption of commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company as of the time any applicable Terms Agreement was entered into shall have been lowered since that time or if any such rating agency shall have publicly announced that it has under surveillance or review its rating of any of the debt securities or preferred stock of the Company. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Securities shall remain in effect so long as any Underwriter owns any such Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(c), the provisions of
Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

     Section 10. Default. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

          (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or any of the Issuers.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the applicable Terms Agreement.

     In the event of a default by any Underwriter or Underwriters as set forth in this Section, either you or the Issuers shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at World Financial Center, North Tower, 250 Vesey Street, New York, New York, 10281, attention of Mitch Theiss; notices to the Company shall be directed and confirmed to it at One High Ridge Park, Stamford, Connecticut 06905, attention of Wendell L. Willkie, II, Senior Vice President, General Counsel and Secretary.

     Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon you and each Issuer, and any Terms Agreement shall inure to the benefit of and be binding upon each Issuer and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 13. Governing Law. This Agreement and each Terms Agreement shall be governed by the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                             Very truly yours,

                             MEADWestvaco Corporation


                             By: /s/ John A. Luke
                                 ---------------------------------------------
                                 Name:   John A. Luke, Jr.
                                 Title:  President and Chief Executive
                                 Officer


                             THE MEAD CORPORATION,
                               as Guarantor


                             By: /s/ John A. Luke
                                 --------------------------------------------
                                 Name:   John A. Luke, Jr.
                                 Title:  President and Chief Executive
                                 Officer



                             WESTVACO CORPORATION,
                               as Guarantor


                             By: /s/ John A. Luke
                                 ---------------------------------------------
                                 Name:   John A. Luke, Jr.
                                 Title:  Chairman, President and Chief
                                         Executive Officer

Confirmed and Accepted,
as of the date first above written:

J.P. MORGAN SECURITIES INC.
BNY CAPITAL MARKETS, INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
SALOMON SMITH BARNEY INC.



BY:  J.P. MORGAN SECURITIES INC.



By:  /s/ Jose C. Padilla
     ---------------------------------------
     Name:   Jose C. Padilla
     Title:  Vice President

                                                                       EXHIBIT 1

                                   SCHEDULE I


THE MEAD CORPORATION

WESTVACO CORPORATION

                                                                       Exhibit A

                            MEADWESTVACO CORPORATION

                                 Debt Securities

                                 TERMS AGREEMENT


                                                        Dated: November 18, 2002

To:      MEADWESTVACO CORPORATION
         One High Ridge Park
         Stamford, CT 06905

Re:      Underwriting Agreement dated November 18, 2002.

Title of Security:  6.80% Debentures due 2032.

Principal amount to be issued:  $300,000,000

Guarantors:   The Mead Corporation
              Westvaco Corporation

Current ratings:  Baa2 (Moody's); BBB (Standard & Poor's).

Interest rate:    6.80% Payable:  May 15 and November 15, commencing
                                  May 15, 2003.

Date of maturity:  November 15, 2032.

Public offering price:     98.801% plus accrued interest from November 21, 2002.

Purchase price:   97.926% plus accrued interest from November 21, 2002.

Closing date and location: November 21, 2002; Cahill Gordon & Reindel, 80 Pine Street, 17th Floor, New York, New York 10005.

Co-Managers: J.P. MORGAN SECURITIES INC., BNY CAPITAL MARKETS, INC., BANC OF AMERICA SECURITIES LLC, BANC ONE CAPITAL MARKETS, INC., AND SALOMON SMITH BARNEY INC.

     Each Underwriter severally agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.

                       Name                                 Principal Amount
                       ----                                 ----------------

J.P. Morgan Securities Inc.                                 $  120,000,000
BNY Capital Markets, Inc.                                       45,000,000
Banc of America Securities LLC                                  45,000,000
Banc One Capital Markets, Inc.                                  45,000,000
Salomon Smith Barney Inc.                                       45,000,000
Total...................................................     $ 300,000,000

Redemption provisions: Redeemable at any time, in whole or in part, at par plus a make whole premium calculated on a T plus 30 basis points basis.

Sinking fund requirements:  None.

Delayed Delivery Contracts:
        Delivery Date:
        Minimum Contract:
        Maximum aggregate principal amount:
        Fee:

                                   J.P. MORGAN SECURITIES INC.
                                   BNY CAPITAL MARKETS, INC.
                                   BANC OF AMERICA SECURITIES LLC
                                   BANC ONE CAPITAL MARKETS, INC.
                                   SALOMON SMITH BARNEY INC.


                                   By:  J.P. MORGAN SECURITIES INC.

                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Accepted:

MEADWestvaco Corporation


By:
     ------------------------------------------
     Name:
     Title:


THE MEAD CORPORATION, as Guarantor


By:
     ------------------------------------------
     Name:
     Title:


WESTVACO CORPORATION, as Guarantor


By:
     ------------------------------------------
     Name:
     Title:

                                                                       Exhibit B

                            MEADWESTVACO CORPORATION

                                 Debt Securities

                            DELAYED DELIVERY CONTRACT


                                                                          [Date]

MEADWESTVACO CORPORATION
c/o   J.P. MORGAN SECURITIES INC.
      270 Park Avenue
      New York, NY  10017-2070


     Attention:

Dear Sirs:

     The undersigned hereby agrees to purchase from MeadWestvaco Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned on , (the "Delivery Date"), principal amount of the Company's % debt securities due 20[ ] (the "Securities"), offered by the Company's Prospectus dated , 20[ ], as supplemented by its Prospectus Supplement dated , 20[ ], receipt of which is hereby acknowledged, at a purchase price of % of the principal amount thereof, plus accrued interest from , 20[ ], to the Delivery Date, and on the further terms and conditions set forth in this contract.

     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by wire transfer of immediately available funds in accordance with the Company's instructions on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before , 20[ ], shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated , 20[ ], between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first- come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

     This agreement shall be governed by the laws of the State of New York.

                                 Yours very truly,


                                 -----------------------------------------
                                            (Name of Purchaser)

                                 By
                                   ---------------------------------------------
                                                 (Title)


                                   ---------------------------------------------

                                   ---------------------------------------------
                                                 (Address)



Accepted as of the date first above written.


MEADWESTVACO CORPORATION


By__________________________________________

                  PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING


     The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows:
(Please print.)

                                                       Telephone No.
                  Name                             (Including Area Code)
                  -----                            ---------------------